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                                                                    EXHIBIT 10.6



                                  PUT AGREEMENT

         THIS PUT AGREEMENT (this "Agreement") is made as of the May 26, 1999 (the "Effective Date") by and between PARADIGM4, Inc., a Delaware corporation with its principal place of business at 363 Route 46 West, Fairfield, NJ 07004 (the "Company") and J. BRUCE BOISTURE, an individual with whose principal place of residence is 49 High Street, Farmington, CT 06032 (the "Executive").

                                    RECITALS

         WHEREAS, the Company and the Executive desire that the Executive shall have the opportunity to sell the Shares to the Company;

         WHEREAS, the Executive is an employee of Company and an integral part of its management who participates in the decision-making process relative to short- and long-term planning and policy for Company;

         WHEREAS, Company, acting through its Board of Directors, has determined that it would be in the best interests of Company and Executive to assure continuity in the management of Company's administration and operations by entering into a Put Agreement in connection with the retention of the services of Executive;

         WHEREAS, Company desires to establish and maintain the management expertise which is essential to enhance shareholder value; and

         WHEREAS, as an inducement for Executive to join Company, Company has determined that it would be in the best interests of Company and Executive to assure that Executive is treated fairly in the advent of a possible change of control in order to prevent Executive from being distracted or otherwise having his performance adversely affected by a possible change in control.

         NOW THEREFORE, each of the parties hereto, in consideration of the mutual covenants set forth herein, agrees as follows:


                                   ARTICLE ONE
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1. Affiliate shall mean, as to any Person, (i) the spouse or lineal descendants of such Person or any of the parties referred to in the subsequent clauses of this definition, (ii) a trust for the benefit of such Person or any of the parties referred to in the foregoing clause of this definition, (iii) any corporation, partnership, limited liability company, or other entity of which such Person is an officer, director, member or general partner, or which is otherwise controlled
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by such Person or by any of the parties referred to in this or any of the foregoing clauses of this definition, (iv) any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and (v) the members, partners, former partners, former members, directors and officers, as the case may be, of such Person or of any of the parties referred to in the foregoing clauses of this definition.

         1.2. ATTI Group shall mean any of Dennis Cameron, Advanced Telecommunications Technologies, Inc., ATT IV, N.V., and any of their respective Affiliates (other than limited partners) and any other Person or account as to whom any of the foregoing persons exercises or has exercised investment discretion.

         1.3. Beneficial Ownership shall be determined in accordance with the provisions of Rule 13d-3 under the Exchange Act as such Rule may be in effect from time to time or any successor rule or regulation.

         1.4. Company Group shall mean any of the ATTI Group, the Furman Selz Group, the Meyer Duffy Group, the Management Group or the Crestwood Group.

         1.5. Crestwood Group shall mean Crestwood Capital International, LTD. and Crestwood Capital Partners, L.P.

         1.6. Distribution shall have the meaning ascribed to it in Section
1.24.

         1.7 Effective Date shall have the meaning ascribed to in the preamble of this Agreement.

         1.8. Equity Security shall mean any capital stock (including the Common and Preferred Stock) of the Company, whether now or hereafter authorized, and rights, options, warrants or rights to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for capital stock; the number of shares represented by an Equity Security which is an option, warrant, right or convertible security shall be the number of shares of such capital stock which would be issued upon the immediate exercise of such option, warrant or right of conversion of such convertible security, without regard to when such option, warrant or right may in fact be exercised or such convertible security may in fact be converted.

         1.9. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

         1.10. Furman Selz Group shall mean any of ING Barings Furman Selz, LLC and any of its Affiliates and any other Person or account as to whom any of the foregoing persons exercises or has exercised investment discretion.

         1.11. Management Group shall mean the group comprised of the Management Shareholders.

         1.12. Management Shareholders shall mean the persons listed on Schedule I hereto and

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any additional officers of the Company who own Equity Securities.

         1.13. Meyer Duffy Group shall mean any of Eric Meyer, Donald Duffy, Meyer Duffy Ventures III, L.P., MD Strategic L.P., P.V. II, L.P., Star Partners Predictive Ventures, L.P., Seedling Fund, L.P. and any of their respective Affiliates (other than limited partners) and any other Person or account as to whom any of the foregoing persons exercises or has exercised investment discretion.

         1.14. Non-Qualified Stock Option Agreement shall have the meaning ascribed to it in Section 1.16.

         1.15. Notice of Put shall have the meaning ascribed to it in Section
2.2 herein.

         1.16. Permitted Transferee shall have the meaning ascribed to it in
Section 5 of the Executive's Non-Qualified Stock Option Agreement dated as of May 26, 1999 (the "Non-Qualified Stock Option Agreement").

         1.17. Person shall mean any individual, firm, corporation, business trust, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         1.18. Put shall have the meaning ascribed to it in Section 2.1 herein. The term "Put", when used as a verb, shall also mean the Executive's exercise of the Put.

         1.19. Preferred Stockholder shall mean a holder of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of the Company.

         1.20. Put Closing shall have the meaning ascribed to it in Section 3.1 herein.

         1.21. Put Date shall have the meaning ascribed to it in Section 3.1 herein.

         1.22. Put Price shall have the meaning ascribed to it in Section 2.1 herein.

         1.23. Sale shall have the meaning ascribed in Section 2.1 herein.

         1.24. Securities Act shall mean the Securities Act of 1933, as amended.

         1.25. Sell, as to any Equity Security, shall mean to sell, to offer to sell, to accept any offer to purchase, or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of such Equity Security, either voluntarily or involuntarily, but shall not include any sale, transfer or other disposition of Equity Securities (i) in an underwritten public offering of such Equity Security pursuant to a registration statement under the Securities Act, or a sale pursuant to Rule 144 (or a successor rule or regulation) thereunder, (ii) by any Preferred Stockholders to a then current Affiliate of such Preferred Stockholder or to a member of any Group to which such Preferred Stockholder is then associated, or (iii) the distribution of Equity


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Securities by any member of the ATTI Group, the Meyer Duffy Group, the Furman
Selz Group or the Crestwood Group to any of their respective limited partners or other passive investors (a distribution contemplated by this clause (iii) being sometimes referred to as a "Distribution").

         1.26. Shares shall mean (i) 1,320,000 shares of the Company's common stock, par value $.01 per share ("Common Shares"), subject to options granted to the Executive on May 26, 1999 (or if such options have been exercised, the Common Shares purchased thereby) plus (ii) if a Sale occurs with a Common Share equivalent purchase price in excess of $6.00 per share, 330,000 Common Shares subject to options granted to the Executive on May 26, 1999 (or if such options have been exercised, the Common Shares purchased thereby), plus such additional number of shares subject to such options in (i) and (ii) above as shall be fixed from time to time in accordance with the provisions of Sections 8 of the Incentive Stock Option Agreement and the Non-Qualified Stock Option Agreement, respectively.

         1.27. Trigger Event shall have the meaning ascribed to it in Section
2.1 herein.


                                   ARTICLE TWO
                               RIGHT TO PUT SHARES

         2.1 Right to Put. In the event that any one or more of the Preferred Stockholders shall Sell, in a single transaction or a series of related transactions (a "Sale"), to any Person or group of Persons (other than to any (i) member of any Company Group to which the Preferred Stockholder(s) is (are) then associated or (ii) Permitted Transferee, 50% or more of the aggregate Equity Securities held collectively by all of the Preferred Stockholders taken together, and the Executive is not concurrently provided with an offer to participate in such Sale on substantially the same terms as the Preferred Stockholder(s) (a "Trigging Event"), then the Executive shall have the right to require the Company to purchase from the Executive (the "Put"), and upon exercise of the Put the Company shall purchase from the Executive, up to that number of the Shares (the "Put Shares") equal in percentage to the percentage of Equity Securities Sold by the Preferred Stockholder(s), for a price per share equal to the common stock equivalent Sale price received by the Preferred Stockholder(s) in such Sale minus the applicable exercise price for any options which are the subject of the Put and which have not been exercised prior to the Put Date (the "Put Price").

         2.2 Method of Exercise. The Executive may exercise the Put and his rights related hereunder to sell the Put Shares to the Company by delivering to the Company, at its office referred to above, a notice of Put (a "Notice of Put") in the form attached hereto as Annex A.

         2.3 Time of Exercise. The rights of the Executive to Put all or such portion of the Shares as shall be specified in the Notice of Put of the Shares shall become exercisable immediately upon completion of the Sale by the Preferred Stockholders.

                                  ARTICLE THREE
                                     CLOSING


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                  3.1.     Put Closing.

                  (a) The closing (the "Put Closing") of the purchase and sale of the Put Shares pursuant to Section 2 hereof shall be held on the date (the "Put Date") which is the thirtieth (30th) day after delivery of the Notice of Put.

                  (b) At the Put Closing, the Executive will deliver the Put Shares to the Company, and the Company will deliver to the Executive the Put Price for the Put Shares made the subject of the Notice of Put in cash, certified or bank check, or by wire transfer.

         3.2 Insufficient Surplus, Etc. In the event that a payment by the Company in respect of all or a portion of the Put Price shall not be permitted by Section 170 of the Delaware General Corporation Law, the portion so restricted (the "Restricted Portion") may be deferred by the Company until and shall be payable by the Company in installments or one lump sum, as appropriate, at such time or times as (a) the Company has adequate surplus, as defined in and computed in accordance with Sections 154 and 244 of the Delaware General Corporation Law or (b) in the case there shall be no such adequate surplus, the Company has adequate net profits for the then current fiscal year and/or the preceding fiscal year or in any subsequent fiscal year, in any such case to the extent required for purposes of permitting the payment in full of the applicable Put Price without contravention of said Section 170. During any such time period that the Company is not able to pay the Restricted Portion of the Put Price, the Put Closing shall be held in abeyance as to those Shares which would have been purchased had the Restricted Portion been available and the Executive shall be entitled to retain, and he shall be deemed to be the Beneficial Owner of, all of the Put Shares which have not been purchased until such time as the entire amount of the Put Price shall have been paid in full. Nothing herein shall impair, as between the Company and the Executive, the obligation of the Company, which is unconditional and absolute, to pay to the Executive the full amount of the Put Price in accordance with the terms hereof; nor shall anything herein prevent the Executive from exercising all remedies otherwise permitted by applicable law or hereunder upon default by the Company in payment of the full amount of the Put Price or otherwise in respect of the provisions of this Agreement.

                                  ARTICLE FOUR
                              ADDITIONAL COVENANTS

         4.1 Changes in Terms of Capital Stock. From and after the date of delivery by the Executive of his Notice of Put, the Company shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of its capital stock unless such change or amendment is of a nature that would not prevent the Put or prevent the Company's satisfying consummation of the Put.

         4.2 Preservation of Rights. If, in the reasonable determination of the Board of Directors of the Company made in good faith, any event occurs as to which the provisions of this Put Agreement are not strictly applicable but it would be equitable to preserve the rights of the Executive to participate in a Triggering Event in accordance with the basic intent and principles of this Put Agreement or if the other provisions of this Put Agreement would not preserve the rights of the Executive in accordance with such basic intent and principles, then the Company


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shall appoint, at its sole expense, a firm of independent public accountants of recognized standing (which may be the regular auditors of the Company) to determine, and report on what adjustments, if any, are necessary to preserve the rights of the Executive in accordance with the basic intent and principles of this Put Agreement. The determination of such firm shall be final and binding and the Company shall take whatever action is required in order to comply with the recommendation of such firm as set forth in its report.

         4.3 Executive's Remedies. The Company acknowledges that the Executive's rights herein and the benefits to be derived therefrom are unique. Accordingly, in the event the Company shall breach any of the terms or conditions of this Put Agreement, the Executive may proceed to protect and enforce his rights by any action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, for an injunction against a violation of any of the terms hereof, or the pursuit of any other remedy which he may have by virtue of this Put Agreement or pursuant to applicable law. The Company shall pay to the Executive upon demand the costs and expenses of collection and of any other actions referred to in this Section 4.3, including without limitation reasonable attorneys' fees, expenses and disbursements.

         4.4 Course of Dealing. No course of dealing and no delay on the part of the Executive in exercising any of his rights shall operate as a waiver thereof or otherwise prejudice his rights, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by applicable law on the Executive shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

         4.5 Further Assurances. Each of the Company and the Executive agree to execute and deliver and take such other and further action as may be reasonably requested by the other in order that each of the parties hereto may realize the full benefits intended to be derived from this Put Agreement.


                                  ARTICLE FIVE
                                  MISCELLANEOUS

         5.1 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), or (b) when received by the addressee, if sent by certified mail or a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other party):

                  (a)      If to Company:

                           PARADIGM4, INC.
                           100 Wells Street
                           Suite 2K


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                                                                    Exhibit 10.6


                           Hartford, CT 06103

                           Attention:  General Counsel

                  (b)      If to Executive:

                           J. BRUCE BOISTURE
                           49 High Street
                           Farmington, CT 06032



         5.2 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey (excluding application of any choice of law doctrines that would make applicable the law of any other state).

         5.3 Headings. The section headings appear as a matter of convenience only and do not constitute a part of this Agreement and shall not affect the construction hereof.

         5.4. Assignment. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto; provided that the Company may not assign its rights or delegate its obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.


        COMPANY:

        PARADIGM4, INC.



        By:    /s/ RICHARD M. BORDEN
               ----------------------
        Name:  Richard M. Borden
               ----------------------
        Title: Vice President
               ----------------------


        EXECUTIVE:


        /s/ J. BRUCE BOISTURE
        ------------------------
        J. Bruce Boisture


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                                     ANNEX A

                                  NOTICE OF PUT

1. In accordance with a Put Agreement (the "Put Agreement") dated as of May 26, 1999 by and between the undersigned (the "Executive") and PARADIGM4, INC. (the "Company"), the undersigned hereby exercises his right to sell, and does hereby sell upon receipt of the Put Price as defined in the Put Agreement, the number of Put Shares set forth below. "Put Shares" shall have the meaning ascribed to it in the Put Agreement.

2. The Put Price is to be paid in the manner set forth in the Put Agreement.

3. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Put Agreement.

4. Other Instructions:





         Number of Put Shares to be Purchased



         J. Bruce Boisture


         Dated:
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                                   SCHEDULE I

                       SCHEDULE OF MANAGEMENT SHAREHOLDERS


NAME AND ADDRESS

John Bay
c/o Paradigm4, Inc.
885 Third Avenue
Suite 450
New York, NY  10022

Thomas Welch
c/o Paradigm4, Inc.
885 Third Avenue
Suite 450
New York, NY  10022

Florin Vicol
c/o Paradigm4, Inc.
885 Third Avenue
Suite 450
New York, NY  10022

Keith Evans
c/o Paradigm4, Inc.
885 Third Avenue
Suite 450
New York, NY  10022

Joseph Dion
c/o Paradigm4, Inc.
885 Third Avenue
Suite 450
New York, NY  10022